Exhibit 99.1
FOR IMMEDIATE RELEASE

Media Contacts:	Ernie Knewitz	Donna Lorenson
	(732) 524-6623	(410) 258-8571
	(917) 697-2318 (M)	dlorens@its.jnj.com
eknewitz@its.jnj.com

Mel Tyndale-Biscoe
+65 8798 2475 (Singapore)

Investor Contact:	Lisa Romanko
(732) 524-2034

Johnson & Johnson Announces Offer to Acquire Ci:z Holdings Co., Ltd.

Acquisition is Expected to Expand J&J’s Consumer Portfolio of
Science-based Dermocosmetic Beauty Products

NEW BRUNSWICK, NJ, October 23, 2018 - Johnson & Johnson (NYSE: JNJ) today announced that they have agreed with Ci:z Holdings Co., Ltd. (TYO: 4924) (the “Company”), a Japanese company focused on the marketing, development and distribution of a broad range of dermocosmetic, cosmetic and skincare products, to launch an all-cash offer (the “tender offer”) to acquire all of the outstanding shares of the Company not already held by Johnson & Johnson and its affiliates for ¥5,900 per share, which equates to approximately ¥230 billion. The acquisition will include the Company’s range of brands comprising Dr.Ci:Labo, Labo Labo and Genomer line of skincare products.
The Company’s skincare portfolio is expected to strengthen Johnson & Johnson’s market presence in Japan with key customers, and more broadly bolster its offering in science-based, efficacious dermocosmetic brands.
“Health and beauty consumers are actively seeking science-based innovation to improve their skin,” said Jorge Mesquita, Worldwide Chairman, Johnson & Johnson Consumer. “This transaction will maximise value creation for Johnson & Johnson’s Consumer business by bringing in an agile innovation model and rapidly accelerating sales through our global commercialization expertise.”
In July 2016, Cilag GmbH International, an affiliate of Johnson & Johnson (“Cilag”), entered into a long-term strategic collaboration with the Company, to distribute the Company’s brands outside of Japan. As part of this collaboration, Cilag acquired approximately 19.9% of the outstanding shares of the Company. The tender offer is part of a series of transactions pursuant to which Johnson & Johnson intends to acquire all the outstanding shares of the Company, including a separate transaction whereby Johnson & Johnson will acquire the shares of the Company held by CIC Corporation, the ownership vehicle of the Company’s founder, Dr. Yoshinori Shirono.
Benefits of the Proposed Transaction

•	Compelling, all-cash transaction for the Company’s shareholders: The transaction will deliver a significant and immediate premium to the Company’s shareholders;

•	Value-enhancing transaction for Johnson & Johnson shareholders: The transaction would enhance long-term growth and value creation of the Johnson & Johnson Consumer business;

•
Elevating connected commerce capabilities: The transaction will be a springboard to build Johnson & Johnson Consumer’s connected commerce capabilities by leveraging one of the largest customer relationship management databases for direct-to-consumer skincare in Japan;

•
Expanding and improving distribution through well-established networks: The addition of the Company to the Johnson & Johnson Family of Companies will provide the opportunity to expand and improve retail presence through Johnson & Johnson’s Consumer capabilities and well-established distribution networks; and

•	Strengthening international innovation pipeline: The transaction will provide a strong platform for portfolio expansion by leveraging Johnson & Johnson’s global innovation pipeline.
Roadmap to Completion
Johnson & Johnson expects to launch the tender offer on October 29, 2018.  Additional information on the tender offer and transactions will be made available to the Company’s shareholders in the tender offer registration statement for the transaction to be filed on EDINET in Japan. Copies of an English translation of the tender offer explanatory statement, which includes all the information described in the tender offer registration statement, may be obtained by contacting Johnson & Johnson’s tender offer agent, SMBC Nikko (IBG_M&A_JPN@smbcnikko-si.com) at any time after October 29, 2018.
The tender offer is expected to close in the first quarter of 2019. Upon completion of the tender offer, Johnson & Johnson intends to conduct a squeeze-out procedure to purchase the remaining shares in the Company that were not tendered in the tender offer, which we expect to complete in the first half of 2019.
The proposed transaction is conditioned upon:

•
Johnson & Johnson’s having acquired, directly or indirectly, at least two-thirds of all Company shares that are issued and outstanding at the end of the tender offer period, which may be extended, including for this purpose: the shares tendered, the shares already held by Cilag, and the shares held by CIC Corporation that will be separately acquired by Johnson & Johnson;

•	Further customary offer conditions described in the tender offer registration statement, including regulatory approvals.
About Johnson & Johnson
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That's why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world's largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.
IMPORTANT ADDITIONAL INFORMATION
The public tender offer described herein has not yet commenced. This press release is for informational purposes only and does not constitute, or form part of, any offer or invitation to sell or issue, or any solicitation of any offer to purchase or subscribe for, any shares of the Company, nor shall it form the basis of, or be relied on in connection with, any contract there for. At the time the tender offer is commenced, shareholders of the Company are urged to read the tender offer documents when they become available.
NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding the potential transaction between Johnson & Johnson and the Company. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson and the Company. Risks and uncertainties include, but are not limited to: the satisfaction of closing conditions for the transaction, including the receipt of regulatory approvals for the transaction; the tender of the requisite amount of the outstanding shares of the Company; the possibility that the transaction will not be completed in the expected timeframe or at all; the potential that the expected benefits and opportunities of the transaction, if completed, may not be realized or may take longer to realize than expected; uncertainty of commercial success for new and existing products; manufacturing difficulties and delays; economic conditions, including currency exchange and interest rate fluctuations; competition, including technological advances, new products and patents attained by competitors; changes to applicable laws and regulations, including tax laws and domestic and foreign health care reforms; adverse litigation or government action; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; and trends toward health care cost containment. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to the ability of the Johnson & Johnson Family of Companies to successfully integrate the products, employees and operations of the Company, as well as the ability to ensure continued performance or market growth of the Company’s products. A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson's publicly available filings with the U.S. Securities and Exchange Commission. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.
Media Contacts:
Ernie Knewitz
(732) 524-6623
(917) 697-2318 (M)
eknewitz@its.jnj.com

Mel Tyndale-Biscoe
+65 8798 2475 (Singapore)

Donna Lorenson
(410) 258-8571
dlorens@its.jnj.com

Investor Contact:
Lisa Romanko
(732) 524-2034